UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2009

TOWER FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	000-25287	35-2051170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 East Berry Street, Fort Wayne, Indiana 46802
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (260) 427-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

1.
On December 17, 2009, Tower Financial Corporation (the “Company”) issued a press release announcing the retirement of Donald F. Schenkel as an employee and as the Chairman of its Board of Directors, effective December 31, 2009.  Mr. Schenkel is currently a Class III director and will continue to serve on the board through the expiration of his term which expires at the annual meeting in 2011.

2.
On December 17, 2009, the Company issued a press release announcing that the board of directors, on December 15, 2009, appointed Keith E. Busse to serve as the Chairman effective January 1, 2010.  Mr. Busse currently serves as a Class III director, with a term expiring at the annual meeting in 2011.  Mr. Busse has served as a director of the Company and its subsidiary, Tower Bank since 1999.

Copy of the press release is attached as exhibit 99.1

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 17, 2009

TOWER FINANCIAL CORPORATION

By:	/s/ Michael D. Cahill
Michael D. Cahill, Chief Executive Officer